SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             November 29, 2006

Advanstar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61386	94-3243499
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

641 Lexington Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 357-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement..

On May 24, 2006, Advanstar Communications Inc. (“Advanstar”), a subsidiary of Advanstar, Inc., amended its Second Amended and Restated Credit Agreement, dated as of May 24, 2006.   This first amendment to the Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) amends the definition of EBITDA with respect to certain compensation expenses that represent additional consideration paid in connection with Permitted Acquisitions (as defined in the Amended Credit Agreement).

The foregoing description of the First Amendment to the Second Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment to the Second Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Advanstar Communications Inc. Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

C.  Exhibits

Exhibit No.	Document

10.1

First Amendment to the Second Amended and Restated Credit Agreement, dated as of November 29, 2006. (filed as an exhibit to the Advanstar Communications Inc. Form 8-K dated November 29, 2006 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSTAR, INC.

Date: December 4, 2006	By:	/s/ THEODORE S. ALPERT
Name: Theodore S. Alpert
Title:Vice President - Finance,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document

10.1

First Amendment to the Second Amended and Restated Credit Agreement, dated as of November 29, 2006. (filed as an exhibit to the Advanstar Communications Inc. Form 8-K dated November 29, 2006 and incorporated by reference herein).